UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1933

Date of Report (Date of earliest event reported): July 22, 2016

OWENS REALTY MORTGAGE, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54957	46-0778087
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California	94595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 935-3840

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2016, the Board of Directors (the “Board”) of Owens Realty Mortgage, Inc. (the “Company”) unanimously appointed Mr. Gary C. Wallace as a Class I director to fill the vacancy created by the recent resignation of M. Lyman Bates Jr. Mr. Wallace will serve as a director for the remaining term of Class I expiring at the annual meeting of stockholders to be held in 2017 and upon election and qualification of his successor. Mr. Wallace will also serve as a member of the Company’s Audit, Compensation, and Nominating and Corporate Governance Committees, and has been appointed Chairman of the Audit Committee.  The Board has determined that Mr. Wallace is an independent director within the meaning of the listing standards of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended, and that he qualifies as an “audit committee financial expert” as defined in Regulation SK Item 407(d).

As an independent director, Mr. Wallace will receive a cash retainer at an annual rate of $20,000, payable in advance in quarterly installments. In addition, Mr. Wallace will be paid an additional retainer at the annual rate of $5,000 for services as the Chairman of the Audit Committee, which retainer is payable in advance in semi-annual installments. Otherwise, there were no material arrangements or understandings, or any material plan or contract, between Mr. Wallace and any other persons regarding this appointment. There are also no family relationships between Mr. Wallace and any director or executive officer of the Company.

 Set forth below is a brief description of Mr. Wallace’s business experience:

Mr. Wallace, age 62, has provided consulting services to various banks, private equity firms, venture capital firms and the Public Company Accounting Oversight Board since his retirement from KPMG in 2005. He has also served as a member of the Board and Chairman of the Audit Committee of Plaza Bancorp and Plaza Bank since June 26, 2015, and as a member of the Board and Chairman of the Audit Committee of Orient Bancorp and Bank of the Orient since 2014.  From 2012 until June 26, 2015, Mr. Wallace served as a Director of Manhattan Bancorp and Bank of Manhattan, N.A. Mr. Wallace joined KPMG in 1975 and retired as a KPMG Audit Partner Specialist in Banking and Investment Services in 2005, having served as head of the Northern California Financial Institutions Practice. As a KPMG Audit Partner, Mr. Wallace served as engagement partner and associate SEC reviewing partner for banks, real estate, venture capital, private equity, hedge fund and investment companies ranging in size from startups to entities with over fifty billion dollars in assets. Mr. Wallace received a Bachelor of Science degree in Business Administration, Summa Cum Laude, from California State University – East Bay in 1975.  The Board believes that Mr. Wallace brings extensive experience in audit, accounting and other financial matters, as well as deep familiarity with the financial services industry and corporate governance issues, is well qualified to serve as a director of the Company and strengthens our Board’s collective qualifications, skills, experience and viewpoints.

A copy of the press release announcing the appointment of Mr. Wallace as a Class I director of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1.

Forward-Looking Statements

This Current Report (including information included or incorporated by reference herein) contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about the Company's plans, strategies, prospects, and anticipated events, including the transactions or other items discussed in this Current Report, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits:
Exhibit No.	Description

99.1	Press Release dated July 22, 2016.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS REALTY MORTGAGE, INC.,
a Maryland corporation

Dated:           July 22, 2016                                                   By: /s/ Bryan H. Draper
Name:  Bryan H. Draper
Title:    President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press Release dated July 22, 2016.